EXHIBIT 99

                         Augment Systems, Inc.
                             Balance Sheet

                                January 31           December 31
                                   1998                 1997
                               -----------           -----------
                               (Unaudited)

                                ASSETS

Current Assets:
   Cash                          $ 3,341,070         $    47,224
   Accounts receivable               480,007             224,969
   Inventories                     1,261,343           1,162,920
   Prepaid expenses                  115,100             115,100
                                 -----------         -----------
      Total current assets         5,197,520           1,550,213
   Property and equipment, net       397,270             409,848
   Other assets                      278,745             278,745
                                 -----------         -----------
      Total assets               $ 5,873,535         $ 2,238,806
                                 ===========         ===========

                  LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities:
   Accounts payable              $  238,585          $ 1,371,632
   Accrued expenses                 383,215              611,633
   Short-term bank debt             717,569              717,569
   Short-term promissory notes      200,000              474,074
   Current portion of
      obligations under
      capital leases                    -                 46,177
                                 ----------          -----------
      Total current
         liabilities              1,539,369            3,221,085

Convertible promissory notes         41,495               41,495
Capital lease obligations            81,951               81,951
                                 ----------           ----------
Total liabilities                 1,662,815            3,344,531
                                 ----------           ----------
Stockholders equity/(deficit)
   Preferred stock, $.01
      par value, 2,000,000
      shares authorized;
      none issued                       -                    -
   Common Stock, $.01 par
      value, 30,000,000
      shares authorized;
      11,272,229 and 4,713,319
      issued and outstanding
      at September 30 and
      December 31, 1997             112,722               47,133
   Additional-paid-in capital    20,886,588           15,286,410
   Accumulated Deficit          (16,788,590)         (16,439,268)
                                -----------          -----------
      Total stockholders
         equity/(deficit)         4,210,720           (1,105,725)
                                -----------          -----------
         Total liabilities
           and stockholders'
           equity/deficit       $ 5,873,535          $ 2,238,806
                                ===========          ===========

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